Exhibit 23



Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-20169) and related prospectus pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan of our report dated July 10, 1997, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in the Annual Report (Form 10-K) for the year ended May 31, 1997.



                                                     /s/  ERNST & YOUNG LLP




Jackson, Mississippi
August 21, 1997